UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2020, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into Finder’s Fee Agreement (the “Agreement”) with J.H. Darbie & Co., Inc. (the “Finder”) pursuant to which the Company agreed to pay to the Finder 2% of the gross proceeds of an equity/convertible debt transaction and 2% of the gross proceeds of a debt transaction received by the Company which came from an introduction made by the Finder to the Company within three business days from the closing date of the transaction. The term of the Agreement is for 60 days and the Finder may terminate the Agreement upon five days’ written notice to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As was previously disclosed in a Current Report on Form 8-K filed by the Company on September 10, 2019, on August 29, 2019, the Company entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC, a New York limited liability company (the “Lender”), for the purchase of a Convertible Promissory Note in the principal amount of up to $105,000 (the “Note”).

On May 20, 2020, the second closing of the Note occurred pursuant to which the Company paid a purchase price of $35,000 (the “Second Closing”) and received gross proceeds of $29,300. Additional closings will occur at the discretion of the Company and the Lender.

In addition to the issuance of the Note, the Company issued to the Lender warrants to purchase one share of the Company’s Common Stock for 100% of the number of shares of Common Stock issuable upon conversion of the funds received in the Second Closing (the “Warrants”). Each Warrant is immediately exercisable at $0.20 per share, unless adjusted, and expires on May 20, 2025.

The Lender delivered to the Company appropriate investment representations with respect to the Note and the Warrants and consented to the imposition of a restrictive legend upon the Note, the note conversion shares, the Warrants, and the warrant conversion shares. The Lender did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The Lender was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the transaction. The securities were issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Pursuant to the Agreement, as disclosed in Item 1.01 hereto, selling commissions were paid to the Finder.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 2.03 is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: May 22, 2020	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer